Exhibit 3.1.52

CERTIFICATE OF INCORPORATION

OF

MEEKER TELEVISION, INC.

1. The name of the Corporation is MEEKER TELEVISION, INC.

2. The registered office of the Corporation is to be located at 229 South State Street in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is The Prentice-Hall Corporation Systems, Inc.

3. The purpose for which the Corporation is formed are:

To engage in all phases and aspects of the television and film industries, including acting as sales representative for television stations throughout the world, and to engage in the creation, production, distribution, licensing and dissemination of filmed, taped and live performances for artistic, advertising and commercial purposes, including the television and film industries, and to participate in all kinds of activities and services related thereto.

4. The total number of shares of all classes of stock which the Corporation is authorized to issue is 10,000 shares of ten cents ($.10) par value per share.

5. Subject to the provisions of law, the Corporation may issue shares of its stock, from time to time for such consideration (not less than the par value or stated

value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion, subject as aforesaid. Shares so issued, for which the consideration has been paid or delivered to the Corporation, shall be deemed fully paid stock, and shall not be liable to any further call or assessments thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

6. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provisions of the General Corporation Law of Delaware, the meeting and vote of stockholders may be dispensed with if the holders of stock having not less than the minimum percentage of the vote required by statute for the proposed corporate action shall consent in writing to such corporate action being taken, provided that prompt notice must be given to all stockholders of the taking of such corporate action without a meeting and by less than unanimous written consent.

7. The Board of Directors, at any meeting thereof, may amend or repeal or adopt new by-laws for the Corporation; provided that any by-law so amended, repealed or adopted may be amended or repealed by the stockholders at any annual meeting of stockholders or special meeting of stockholders called for that purpose.

8. The Corporation shall, to the fullest extent permitted by the General Corporation Law of Delaware, indemnify any and all persons whom it shall have power to indemnify from and against any and all of their expenses, liabilities or other matters.

9. No holder of any shares of any class shall have any preemptive right to purchase any other shares or securities of any class which may at any time be sold or offered for sale by the Corporation.

10. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or this Corporation and its stockholders or any of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this Corporation.

11. The name and mailing address of the incorporator is as follows:

Bernard J. Meislin, Esq.
90 Broad Street
New York, N.Y. 10004

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, makes this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly, have hereunto set his hand this 20 day of September     , 1978.

/s/ Bernard J. Meislin
Bernard J. Meislin

STATE OF NEW YORK	)
	)	SS.
COUNTY OF NEW YORK	)

BE IT REMEMBERED that on this 20 day of September 1978, personally came before me, a Notary Public for the State of New York, BERNARD J. MEISLIN, known to me personally to be such, acknowledged to me the foregoing Certificate of Incorporation to be his act and deed and that the facts stated therein are true.

GIVEN under my hand and seal of office the day and year aforesaid.

/s/ Allan Plotkin
Notary Public

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MEEKER TELEVISION, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware it is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is MEEKER TELEVISION, INC.

2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

“1. The name of the Corporation is SELTEL INC.”

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on January 16, 1981.

/s/ Arthur Stringer
Arthur Stringer, President

ATTEST:

/s/ Arthur Stringer
Arthur Stringer, Secretary

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF SELTEL INC.

Adopted in accordance with the provisions
of Section 242 of the General Corporation
Law of the State of Delaware

We, Cheryl Chase Freedman and Theodore Fichtenholtz, Executive Vice President and Assistant Secretary of Seltel Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST: That the Certificate if Incorporation of said corporation has been amended as follows:

By striking out the whole of Article 8 thereof as it now exists and inserting in lieu and instead thereof a new Article 8 reading as follows:

“8 (a) The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

(b) No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a Director. Notwithstanding the foregoing, a Director shall be liable to the extent provided by applicable law (i) for breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment to or repeal of these provisions shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occuring prior to such amendment.”

SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this certificate this 3rd day of November, 1989.

/s/ Cheryl Chase Freedman
Cheryl Chase Freedman
Executive Vice President

ATTEST:

/s/ Theodore Fichtenholtz
Theodore Fichtenholtz
Assistant Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*  *  *  *  *

SELTEL INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of SELTEL INC. adopted the following resolution on the 18TH day of APRIL     , 1996.

Resolved, that the registered office of SELTEL INC. in the state of Delaware be and it hereby is charged to Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, SELTEL INC. has caused this statement to be signed by BRIAN C. WATSON                                         , its ASST. SECRETARY, this 18TH day of APRIL     , 1996.

SELTEL INC.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SELTEL INC.

Adopted in accordance with the provisions

of Section 242 of the General Corporation

Law of the State of Delaware

FIRST: The name of the Corporation (hereinafter called the “Corporation”) is SELTEL INC.

SECOND: That the Certificate of Incorporation of the Corporation is amended as follows:

By striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST reading as follows:

FIRST: The name of the corporation is Katz Millennium Sales & Marketing Inc. (hereinafter called the “Corporation”).

THIRD: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the written consent of the holders of a majority of the common stock of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have signed this certificate this 21 day of December, 1999.

SELTEL INC.

/s/ Kathy Archer
Kathy Archer
Senior Vice President

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

KATZ MILLENNIUM SALES & MARKETING INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is KATZ MILLENNIUM SALES & MARKETING INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 10, 2004.

/s/ Kenneth E. Wyker
Name:	Kenneth E. Wyker
Title:	Senior Vice President

DE BC D-:COA CERTIFICATE OF CHANGE 09/00 (#163)